Exhibit 10(clxxii)
                                AMENDMENT NO. 4
                                       TO
          THE NORTH AMERICAN COAL CORPORATION RETIREMENT SAVINGS PLAN



     The North American Coal Corporation hereby adopts this Amendment No. 4 to The North American Coal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1 1993) (the "Plan"). Except as specifically stated herein, the provisions of this Amendment shall be effective June 30, 1995. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1

     Section 1.1(35) of the Plan is hereby amended in its entirety to read as follows:

                  "(35) Trustee: Any bank that is a custodian or trustee and that is appointed to hold and administer some or all of the assets of the Plan pursuant to Article VII hereof."


                                   Section 2

     Section 1.1(36) of the Plan is hereby amended in its entirety to read as follows:

                  "(36) Trust Agreement: Any agreement between the Company and a Trustee. All or a portion of the assets of the Plan may be held in a master trust arrangement with the assets of the other qualified defined contribution plans of the controlled group."


                                   Section 3

     Section 1.1(38) of the Plan is hereby amended in its entirety to read as follows:

                  "(38) Valuation Date: Each day on which the New York Stock Exchange is open for trading."


                                   Section 4

     Effective as of January 1, 1995, Section 4.6(1)(a) of the Plan is hereby amended by deleting the phrase "(or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A))" and replacing it with the phrase "(as adjusted pursuant to Code Section 415(d))."


                                   Section 5

     The third sentence of Section 4.6(4) of the Plan is hereby amended in its entirety to read as follows:

                  "Investment gains and losses shall be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection."

                                   Section 6

     The first sentence of Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

                  "Each Participant shall, in accordance with rules and procedures established by the Administrative Committee for this purpose, direct that After-Tax Contributions, Before-Tax Contributions, Matching Contributions and repayments of a loan made by or for him be invested in such of the Investment Funds as the Participant shall select."

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                                   Section 7

     The first sentence of Section 5.5 of the Plan is hereby amended in its entirety to read as follows:

                  "An investment option provided for in Section 5.3 and an investment change provided for in Section 5.4 shall be made in accordance with rules and procedures adopted by the Administrative Committee for this purpose."


                                   Section 8

     Section 6.3(1) of the Plan is hereby amended by deleting the phrase "valued as of the Valuation Date" in the first sentence thereof and replacing it with the phrase "valued on the Valuation Date."


                                   Section 9

     Section 6.3(2) of the Plan is hereby amended in its entirety to read as follows:

                  "(2) Distributions pursuant to this Section shall be paid (or commence to be paid) to a Participant and shall be valued on the Valuation Date that authorized distribution instructions are received by the Trustee from the Administrative Committee, following the Participant's termination of employment and filing of an application pursuant to Section 6.1."

                                   Section 10

     Section 6.3(3)(a) of the Plan is hereby amended by deleting the phrase "shall be paid to him in a lump sum payment in cash as soon as practicable after the Valuation Date coinciding with or next following his termination of employment" and replacing it with the phrase ", valued on the Valuation Date that authorized distribution instructions are received by the Trustee from the Administrative Committee, shall be paid to him in a lump sum payment in cash as soon as practicable following the Participant's termination of employment."

                                   Section 11

     The first sentence of Section 6.6 of the Plan is hereby amended by deleting the phrase "effective as of the first day of the month following notification of the Trustee by the Administrative Committee" and replacing it with the phrase "effective as of the Valuation Date that authorized distribution instructions are received by the Trustee from the Administrative Committee."

                                   Section 12

     Effective as of January 1, 1994, the first sentence of Section 8.11 of the Plan is hereby amended in its entirety to read as follows:

                  "NACCO Industries, Inc. has established a "Retirement Funds Investment Committee" (the "Investment Committee") pursuant to the terms of an Instrument of Creation and Delegation dated October 28, 1992 (as amended)."


     EXECUTED this 30th day of June, 1995, to be effective as of the dates indicated above.


                                     THE NORTH AMERICAN COAL CORPORATION


                                     By:  Charles A. Bittenbender
                                     Title:  Assistant Secretary